AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”) is made and entered into as of October 18, 2017, by and among PAVmed, Inc., a Delaware corporation (the “Company”), and each of the holders of (i) shares of the Company’s Series A-1 Preferred Stock and (ii) Series A-1 Warrants (as such terms are defined below) who are identified on the signature page of this Agreement as a “Holder” (each, a “Holder” and collectively, the “Holders”). The Company and the Holders are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company and the Holders are parties to (i) that certain Securities Purchase Agreement, dated as August 4, 2017 (the “Purchase Agreement”), pursuant to which the Holders purchased from the Company shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.001 per share (“Series A-1 Preferred Stock”), and Series A-1 Common Stock Purchase Warrants (“Series A-1 Warrants”); and (ii) that certain Registration Rights Agreement, dated as of August 4, 2017 (the “Registration Rights Agreement”);

WHEREAS, the Purchase Agreement may be amended by means of a written instrument signed by the Company and Purchasers (as such term is defined in the Purchase Agreement) holding and having the right to hold at least two-thirds of the shares of Common Stock issuable (i) upon conversion of the Series A-1 Preferred Stock then outstanding and (ii) upon exercise of the Series A-1 Warrants (the “Required Majority”);

WHEREAS, the Registration Rights Agreement may be amended with the written consent of the Company and the holders of at least two-thirds of the shares of Common Stock (i) issued and issuable upon conversion of the issued and outstanding Preferred Stock, (ii) issued and issuable upon exercise of the issued and outstanding Series A-1 Warrants, and (iii) issued and issuable upon exercise of the issued and outstanding Series X Warrants issued in exchange for the Series A-1 Warrants (the “Required Holders”);

WHEREAS, the Series A-1 Warrants may be amended with the written consent of the Company and the holders of Series A-1 Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series A-1 Warrants;

WHEREAS, the undersigned Holders constitute (i) the Required Majority, (ii) the Required Holders and (iii) holders of Series A-1 Warrants representing at least two-thirds of the shares of Common Stock issuable upon exercise of such Series A-1 Warrants; and

WHEREAS, the Parties desire to amend certain provisions of the Purchase Agreement, the Registration Rights Agreement and the Series A-1 Warrants, all as set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1

1. Definitions. Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

2. Amendment of Purchase Agreement. Effective as of the date hereof, the Purchase Agreement shall be amended as follows:

(a) The following new definition shall be added to Section 1.1 of the Purchase Agreement:

“Series W Warrant” shall have the meaning ascribed to such term in the Series A-1 Warrant.”

(b) The defined term “Series X Warrant” in Section 1.1 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“Series X-1 Warrant” shall have the meaning ascribed to such term in the Series A-1 Warrant.”

(c) All remaining references in the Purchase Agreement to the term “Series X Warrant” shall be deleted and replaced with the term “Series X-1 Warrant.”

(d) So as to establish that no right of redemption or liquidated damages shall apply to the Series X-1 Warrants and Series W Warrants Section 4.14 of the Purchase Agreement shall be deleted in its entirety and replaced with the following:

“4.14 No Net Cash Settlement. The Series A-1 Preferred Stock, the Series A-1 Warrants and any security into which the Series A-1 Preferred Stock or the Series A-1 Warrants may be convertible or exchangeable (including the Series X-1 Warrants and the Series W Warrants) shall not be redeemable for cash and under no circumstance will the Company be required to (a) net cash settle the Series A-1 Preferred Stock, the Series A-1 Warrants or any other security into which the Series A-1 Preferred Stock or the Series A-1 Warrants may be convertible or exchangeable (including the Series X-1 Warrants and the Series W Warrants), or (b) pay any liquidated damages on account of any failure to satisfy any of its obligations under this Agreement, any other Transaction Document or any other security into which the Series A-1 Preferred Stock or the Series A-1 Warrants may be convertible or exchangeable (including the Series X-1 Warrants and the Series W Warrants).”

3. Amendment of Registration Rights Agreement. Effective as of the date hereof, the Registration Rights Agreement shall be amended as follows:

(a) So as to reference Series X-1 Warrants as opposed to Series X Warrants, clause (ii) of recital (A) to the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“(ii) warrants (the “Series A-1 Warrants”), which will be exercisable to purchase shares of Common Stock or exchangeable into Series X-1 Warrants (“Series X-1 Warrants”) or Series W Warrants (as such term is defined in the Series A-1 Warrants) (Series A-1 Warrants, Series X-1 Warrants and Series W Warrants issuable in exchange for Series A-1 Warrants collectively, the “Warrants” and the shares issued upon the exercise of the Warrants collectively, the “Warrant Shares”)”

2

(b) All remaining references in the Registration Rights Agreement to the term “Series X Warrant” shall be deleted and replaced with the term “Series X-1 Warrant.”

(c) So as to eliminate the obligation to file a registration statement within 60 days after the Closing Date under the Purchase Agreement, the defined term “Filing Deadline” in Section 1 of the Registration Rights Agreement shall be deleted in its entirety.

(d) So as to change the references from Series X Warrants to Series X-1 Warrants and to include Series W Warrants and the shares of Common Stock issuable thereunder, the defined term “Registrable Securities” in Section 1 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“Registrable Securities” means (i) the Conversion Shares issued or issuable upon conversion of the Preferred Stock, including shares of Preferred Stock issued as a dividend on the Preferred Stock, (ii) the Warrant Shares issued or issuable upon exercise of the Warrants, including the Series X-1 Warrants and the Series W Warrants, (iii) the Series X-1 Warrants, (iv) the Series W Warrants issuable in exchange for Series A-1 Warrants, (v) any shares of Common Stock issued as a dividend under the Preferred Stock, and (vi) any shares of capital stock of the Company issued or issuable with respect to the Conversion Shares, the Preferred Stock, the Warrant Shares and the Warrants as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on conversions of the Preferred Stock or exercises of the Warrants.”

(e) So as to include the shares of Common Stock issuable under all of the Warrants and not just Series A Warrants and Series X-1 Warrants, the defined term “Required Holders” in Section 1 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“Required Holders” mean the holders of at least two-thirds of the shares of Common Stock (i) issued and issuable upon conversion of the issued and outstanding Preferred Stock, and (ii) issued and issuable upon exercise of the issued and outstanding Warrants.”

(f) So as to change the reference from Series X Warrants to Series X-1 Warrants and to include the Series W Warrants and the shares of Common Stock issuable upon exercise thereof, the defined term “Required Registration Amount” in Section 1 of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“Required Registration Amount” for the Registration Statement means the sum of (i) 150% of the aggregate of the maximum number of Conversion Shares issued and issuable pursuant to the Preferred Stock (assuming the payment-in-kind of the dividend thereafter for the next ten years, at the then applicable Conversion Price as of the trading day immediately preceding the applicable date of determination (without regard to any limitations on conversion of the Preferred Stock), (ii) the number of Warrant Shares issued and issuable pursuant to the Series X-1 Warrants as of the trading day immediately preceding the applicable date of determination (treating the Series X-1 Warrants as if they were outstanding), (iii) the maximum number of Series X-1 Warrants that would be issued if all such then outstanding Series A-1 Warrants were exchanged therefor as of the trading date immediately preceding the applicable date of determination, (iv) the number of Warrant Shares issued and issuable pursuant to the Series W Warrants issuable in exchange for the Series A-1 Warrants as of the trading day immediately preceding the applicable date of determination (treating such Series W Warrants as if they were outstanding), and (v) the maximum number of Series W Warrants that would be issued if all such then outstanding Series A-1 Warrants were exchanged therefor as of the trading date immediately preceding the applicable date of determination.”

3

(g) So as to change the reference from Series X Warrants to Series X-1 Warrants and to include the Series W Warrants and the shares of Common Stock issuable upon exercise thereof, the first sentence of Section 2(a) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“The Company shall prepare and file with the SEC the Registration Statement on Form S-1, unless the Company is eligible to file on Form S-3, in which event on Form S-3, covering the resale of at least the number of shares of Common Stock, Series X-1 Warrants and Series W Warrants equal to the Required Registration Amount determined as of the date the Registration Statement is initially filed with the SEC.”

(h) So as to change the reference from Series X Warrants to Series X-1 Warrants and to include the Series W Warrants and the shares of Common Stock issuable upon exercise thereof, Section 2(e) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“e. Sufficient Number of Shares and Warrants Registered. In the event the number of shares, Series X-1 Warrants and Series W Warrants available under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities required to be covered by such Registration Statement or an Investor’s allocated portion of the Registrable Securities pursuant to Section 2(b), the Company shall amend the applicable Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to cover at least the Required Registration Amount as of the trading day immediately preceding the date of the filing of such amendment or new Registration Statement, in each case, as soon as practicable, but in any event not later than fifteen (15) days after the necessity therefor arises. The Company shall use its commercially reasonable best efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof. For purposes of the foregoing provision, the number of shares, Series X-1 Warrants and Series W Warrants available under a Registration Statement shall be deemed “insufficient to cover all of the Registrable Securities” if at any time the number of shares of Common Stock, Series X-1 Warrants and Series W Warrants available for resale under the Registration Statement is less than the product determined by multiplying (i) the Required Registration Amount as of such time by (ii) 0.90. The calculation set forth in the foregoing sentence shall be made without regard to any limitations on the conversion of the Preferred Stock or the exercise or exchange of the Warrants and such calculation shall assume that the Preferred Stock are then convertible into shares of Common Stock at the then prevailing Conversion Price (as defined in the Certificate of Designation), that the Series A-1 Warrants are exchangeable for the Series X-1 Warrants or the Series W Warrants on a one-for-one basis calculated on the basis of the underlying Warrant Shares and that the Warrants are then exercisable for shares of Common Stock at the then applicable prevailing Exercise Price (as defined in the Warrants).”

4

(i) So as to eliminate any penalty associated with the filing of the initial registration statement by a specified date, Section 2(f) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“f. Effect of Failure to Obtain and Maintain Effectiveness of Registration Statement. If (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby (exclusive of any Registrable Securities that an Investor has opted to exclude from a Registration Statement) and required to be filed by the Company pursuant to this Agreement is not declared effective by the SEC on or before the Effectiveness Deadline (an “Effectiveness Failure”) or (ii) on any day after the Effective Date sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than during an Allowable Grace Period (as defined in Section 3(r)) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”) then, as partial relief for the damages to any holder by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount (as such term is defined in the Securities Purchase Agreement) of such Investor’s Registrable Securities included in such Registration Statement on each of the following dates: (i) the day of an Effectiveness Failure and on every thirtieth day (pro-rated for periods totalling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; and (ii) the initial day of a Maintenance Failure and on every thirtieth day (pro-rated for periods totalling less than thirty (30) days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 2(f) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full. Notwithstanding anything herein or in the Securities Purchase Agreement to the contrary, in no event shall the aggregate amount of Registration Delay Payments exceed, in the aggregate, ten percent (10%) of the aggregate Subscription Amount of the Common Stock.”

5

(j) So as to change the reference from Series X Warrants to Series X-1 Warrants and to include the Series W Warrants, the last sentence of Section 3(q) of the Registration Rights Agreement shall be deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock, Series X-1 Warrants or Series W Warrants to a transferee of an Investor in accordance with the terms of the Securities Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Investor’s receipt of the notice of a Grace Period and for which the Investor has not yet settled.”

4. Amendment of Series A-1 Warrants. Effective as of the date hereof, the Series A-1 Warrants shall be amended as follows:

(a) All references in the Series A-1 Warrants to the term “Series X Warrant” (including the defined term thereof in the introductory paragraph of the Series A-1 Warrants) shall be deleted and replaced with the term “Series X-1 Warrant.”

(b) The Series A-1 Warrants shall be exchangeable, at the option of the holder thereof, into either Series X-1 Warrants or the class of warrants issued by the Company as part of its initial public offering of securities and currently registered under the Exchange Act, and the last sentence of the introductory paragraph of the Series A-1 Warrants shall be deleted and replaced with the following:

“Each Warrant then exercisable for one (1) full Warrant Share shall be exchangeable for either (i) four (4) Series X-1 Warrants each then exercisable for one (1) full share of Common Stock or (ii) five (5) of the class of warrants issued by the Company as part of its initial public offering of securities, listed on NASDAQ under the symbol PAVMW, and currently registered under the Exchange Act, each exercisable for one (1) full share of Common Stock at an exercise price of $5.00 per share (the “Series W Warrants”).”

(c) The defined term “Exchange Warrants” shall mean the Series X-1 Warrants or the Series W Warrants, as applicable.

(d) Section 3(a) of the Series A-1 Warrants shall be deleted in its entirety and replaced with the following:

“(a) Exchange of Warrant. Exchange of the Warrant may be made, beginning on the Initial Exercise Date up to and including the Termination Date, in whole or in part, by exchanging this Warrant for either, at the option of the Holder, (i) four (4) Series X-1 Warrants or (ii) five (5) Series W Warrants, by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of a Notice of Exchange in the form annexed hereto and this original Warrant. Within three (3) Trading Days of the date said Notice of Exchange and this Warrant are delivered to the Company, the Company shall issue to the Holder the Series X-1 Warrants or Series W Warrants, as applicable, and a new Series A-1 Warrant representing the number of initial shares issuable thereunder if this Warrant is not being exchanged in full. No ink-original Notice of Exchange shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exchange form be required unless otherwise required by the Company’s Transfer Agent.”

6

(e) The form of Notice of Exchange annexed to the Series A-1 Warrants shall be deleted in its entirety and replaced with the form of Notice of Exchange attached hereto as Annex A.

(f) The form of Series X Warrant attached to the Series A-1 Warrants as Exhibit A thereto shall be deleted in its entirety and replaced with the form of Series X-1 Warrant attached hereto as Exhibit A.

5. Entire Agreement; No Other Modifications. This Agreement and the Annexes and Exhibits hereto constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. Except as specifically modified pursuant hereto, each of the Transaction Documents shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in any of the Transaction Documents to the Purchase Agreement, the Registration Rights Agreement or the Series A-1 Warrants shall be deemed to refer to the Purchase Agreement, Registration Rights Agreement or Series A-1 Warrants, as applicable, as amended hereby.

6. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

8. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except insofar a Delaware corporate law is required to govern. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of this Agreement, then the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

7

9. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

10. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which shall be considered one and the same agreement; provided that a facsimile signature and a signature delivered electronically (including by delivery via electronic mail of a signature page in “pdf” format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

[SIGNATURE PAGES FOLLOWS]

8

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

PAVmed Inc.

By:	/s/ Lishan Aklog, M.D
Name:	Dr. Lishan Aklog
Title:	Chairman and Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR HOLDERS FOLLOW]

9

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HOLDERS:

By:	/s/ John A. Levin
Name:	John A. Levin
Title:	Trustee of the Trust U/W Carl M. Loeb FBO Jean L. Troubh

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HOLDERS:

By:	/s/ Henry L. Levin
Name:	Henry L. Levin
Title:	General Partner HJJD Associates, L.P.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HOLDERS:

By:	/s/ Arthur L. Loeb
Name:	Arthur L. Loeb
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HOLDERS:

By:	/s/ David Adams, M.D.
Name:	David Adams, M.D.
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HOLDERS:

By:	/s/ Elisabeth L. Levin
Name:	Elisabeth L. Levin
Title:

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

HOLDERS:

Lincoln Park Capital Fund, LLC

By:	Lincoln Park Capital, LLC

By:	Rockledge Capital Corporation

By:	/s/ Joshua Scheinfeld
Name:	Joshua Scheunfeld
Title:	President

ANNEX A

NOTICE OF EXCHANGE

To:	PAVMED inc.

(1) The undersigned hereby elects to exchange Warrants currently exercisable for _______ shares of Common Stock for Exchange Warrants of the Company, each exercisable for the same number of shares of Common Stock for which the Warrant is currently exercisable pursuant to the terms of the attached Warrant.

(2) Please issue said Exchange Warrants in the form of (check one):

[  ] Series X-1 Warrants

[  ] Series W Warrants

(3) Please issue said Exchange Warrants in the name of the undersigned or in such other name as is specified below:

The Exchange Warrants shall be delivered to the following address:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT A

SERIES X-1 WARRANT

(See attached)